SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02 Subsection (b):

On June 4, 2014, the management of CodeSmart Holdings, Inc. (the “Company”) was informed by KBL, LLP, the Company’s independent registered public accounting firm (the “Auditors”) that the previously issued interim unaudited financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 ( the “10-Q”) and the audit of the financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 (the “10-K”), contain an error in the revenue recognition policy and therefore should no longer be relied upon.

Item 4.02 Subsection (a):

On June 11, 2014, the Board of Directors of the Company concluded, based on the recommendation of the Auditors on June 4, 2014, that the previously issued interim unaudited financial statements included in the Company’s 10-Q and the audited financial statements contained in the Company’s 10-K shall not be relied upon. The revenue is to be recognized over a 12 to 18 months due to the fact that the Company’s students have access to the Company’s training platform and training program for 12 to 18 months.  The Board of Directors authorized the Company and its officers to take necessary steps to amend and restate the financial statements in the 10-Q and the 10-K to correct this error.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014	CodeSmart Holdings, Inc.

	By:	/s/ Sharon Franey
Name: Sharon Franey
Title: Chief Operating Officer

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